                                                                Ex-99.(d)(2)(i)

                                  APPENDIX A

                     WELLS CAPITAL MANAGEMENT INCORPORATED
                       INVESTMENT SUB-ADVISORY AGREEMENT

                           WELLS FARGO MASTER TRUST

                              Master Trust Funds
                      ------------------------------------
                           Emerging Growth Portfolio
                          Equity Income Portfolio/1/
                                Index Portfolio
                      Inflation-Protected Bond Portfolio
                        Short-Term Investment Portfolio
                           Small Cap Index Portfolio
                      Strategic Small Cap Value Portfolio
                          Total Return Bond Portfolio

Most recent annual approval by the Board of Trustees: March 27, 2009 Appendix A amended: January 11, 2010

--------
/1/ On January 11, 2010 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Equity Income Portfolio to the Disciplined Value Portfolio effective July 16, 2010.

                                  SCHEDULE A

                     WELLS CAPITAL MANAGEMENT INCORPORATED
                       INVESTMENT SUB-ADVISORY AGREEMENT

                      AMENDED AND RESTATED FEE AGREEMENT
                           WELLS FARGO MASTER TRUST

   This amended and restated fee agreement is made as of the 31/st/ day of March, 2006 and supersedes the fee agreement dated August 6/th/, 2002, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Wells Capital Management Incorporated (the "Sub-Adviser") and

   WHEREAS, the parties and Wells Fargo Master Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

   WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

   NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A.

             Name of Fund                        Sub-Advisory Rate
             ------------                        ----------------
             Emerging Growth Portfolio           First 100M 0.55%
                                                 Next 100M  0.50%
                                                 Over 200M  0.40%

             Equity Income Portfolio/1/          First 100M 0.35%
                                                 Next 100M  0.30%
                                                 Next 300M  0.20%
                                                 Over 500M  0.15%

             Index Portfolio                     First 100M 0.05%
                                                 Next 100M  0.03%
                                                 Over 200M  0.02%

             Inflation-Protected Bond Portfolio  First 100M 0.20%
                                                 Next 200M  0.175%
                                                 Next 200M  0.15%
                                                 Over 500M  0.10%

             Short-Term Investment Portfolio     First 1B   0.05%
                                                 Next 2B    0.03%
                                                 Next 3B    0.02%
                                                 Over 6B    0.01%

--------
/1/ On January 11, 2010 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Equity Income Portfolio to the Disciplined Value Portfolio effective July 16, 2010.

             Name of Fund                         Sub-Advisory Rate
             ------------                         ----------------
             Small Cap Index Portfolio            First 100M 0.05%
                                                  Next 100M  0.03%
                                                  Over 200M  0.02%

             Strategic Small Cap Value Portfolio  First 200M 0.45%
                                                  Over 200M  0.40%

             Total Return Bond Portfolio          First 100M 0.20%
                                                  Next 200M  0.175%
                                                  Next 200M  0.15%
                                                  Over 500M  0.10%

Most recent annual approval by the Board of Trustees: March 27, 2009 Schedule A amended: January 11, 2010

   The foregoing fee schedule is agreed to as of January 11, 2010 and shall remain in effect until changed in writing by the parties.

                                             WELLS FARGO FUNDS MANAGEMENT, LLC

                                             By:
                                                  -----------------------------
                                                  Andrew Owen
                                                  Executive Vice President

                                             WELLS CAPITAL MANAGEMENT
                                             INCORPORATED

                                             By:
                                                  -----------------------------
                                                  Karen Norton
                                                  Chief Operating Officer